SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2004

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Item 7.        Financial Statements and Other Exhibits

(c)  The following exhibits are filed with this Report pursuant to Regulation S-K Item 601 in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant, file no. 333-108557-01, under the Securities Act of 1933, as amended (as amended, the “Registration Statement”), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, are set forth in full in the Registration Statement.

Exhibit Number	Exhibit

1	Distribution Agreement dated January 7, 2004.
4	Fifteenth Supplemental Indenture dated as of January 7, 2004, including forms of fixed rate notes and floating rate notes.
5	Legality Opinion of Alston & Bird LLP, including consent.
8	Tax Opinion of Alston & Bird LLP, including consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation, its general partner

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President and General Counsel

Dated: January 9, 2004